Exhibit 99.8
Last Updated 10/25/07
Pinnacle West Capital Corporation
Quarterly Consolidated Statistical Summary
Glossary of Terms

Amounts Recovered Through Revenues	Amounts recovered from retail customers through the power supply adjustor in the current period.

Arizona Job Growth	Percentage growth over the prior year in total non-farm payroll employment for the state of Arizona, non-seasonally adjusted.

Building Permits — Metro Phoenix	The number of residential dwellings permitted to be built by authorized agencies in Maricopa County, Arizona. Single-family refers to detached buildings intended to be occupied by one family each. Multi-family permits represent the number of units authorized to be built in condominium, townhouse and apartment complexes.

Capacity Factor	The ratio of the average operating load of an electric power generating unit for a period of time to the capacity rating of the unit during that period.

Change in Mark-To-Market Value of Forward Sales	The gross margin related to the change in mark-to-market value in the current period of transactions which have been entered into during the current period or prior periods for which the commodities are scheduled for delivery in a future period.

Deferred Fuel and Purchased Power Costs — Current Period	Deferrals recorded in the period for recovery or refund to the extent actual retail fuel and purchased power costs vary from the amount included in base retail rates (currently $0.0325 per kWh).

Deferred Fuel and Purchased Power Regulatory Asset	Balance of accumulated deferrals, net of amounts recovered through revenues, recorded for recovery or refund to the extent actual retail fuel and purchased power costs vary from the amount included in base retail rates (currently $0.0325 per kWh).

Degree-Days — Cooling	A measure of temperatures designed to indicate the amount of electricity demand for cooling purposes. Cooling degree-days are calculated by summing the difference between each day’s actual average temperature and a base temperature of 65°F for the month. Average temperatures less than the base temperature are ignored.

Degree-Days — Heating	A measure of temperatures designed to indicate the amount of electricity demand for heating purposes. Heating degree-days are calculated by summing the difference between each day’s actual average temperature and a base temperature of 65°F for the month. Average temperatures greater than the base temperature are ignored.

Electricity and Other Commodity Sales, Realized	Marketing and trading gross margin related to electricity and other commodities that were delivered in the then-current period.

Electricity Spot Prices —Palo Verde — Off-Peak	Electricity average daily spot prices at Palo Verde substation during off-peak hours. It measures electric prices at the producer level and is the result of real time prices used for benchmarking, price comparisons, and establishing price contracts. Measured in dollars per megawatt-hour.

Electricity Spot Prices — Palo Verde — On-Peak	Electricity average daily spot prices at Palo Verde substation during on-peak hours. It measures electric prices at the producer level and is the result of real time prices used for benchmarking, price comparisons, and establishing price contracts. Measured in dollars per megawatt-hour.

Electricity Spot Prices — SP15 — Off-Peak	Electricity average daily spot prices at SP15, a region of California substations, during off-peak hours. It measures electric prices at the producer level and is the result of real time prices used for benchmarking, price comparisons, and establishing price contracts. Measured in dollars per megawatt-hour.

Electricity Spot Prices — SP15 — On-Peak	Electricity average daily spot prices at SP15, a region of California substations, during on-peak hours. It measures electric prices at the producer level and is the result of real time prices used for benchmarking, price comparisons, and establishing price contracts. Measured in dollars per megawatt-hour.

Generation Capacity Out of Service and Replaced for Native Load	Total capacity required and economic, yet unavailable for retail customers and traditional wholesale contracts due to scheduled or unscheduled outages. Measured in megawatts per day.

Generation Production — Coal	Amount of net energy produced by coal-fueled generators. Measured in gigawatt-hours.

Generation Production — Gas/Oil/Other	Amount of net energy predominately produced by natural gas and oil-fueled generators. A small amount of energy from hydroelectric and solar power plants is also included. Measured in gigawatt-hours.

Generation Production — Nuclear	Amount of net energy produced by nuclear-fueled generators. Measured in gigawatt-hours.

Gigawatt-hour (GWH)	A unit of energy equivalent to 1,000 megawatt-hours or 1,000,000 kilowatt-hours.

Marketing and Trading Gross Margin — Pretax	Revenues from marketing and trading activities (other than retail sales, traditional wholesale sales and retail load hedge management) less the costs of the related commodities, with mark-to-market gains or losses, before income taxes.

Mark-To-Market	Adjustments to revenues or costs to recognize value of sales and purchase contracts, for which the commodities are scheduled for delivery in a future period, at current forward wholesale prices.

Mark-To-Market Reversals on Realized Sales	The reversal of the gross margin related to mark-to-market transactions entered into in prior periods for which the commodities were delivered in the current period. Realization of prior-period mark-to-market relates to cash flow recognition, not revenue recognition or earnings recognition, because in accordance with mark-to-market accounting, the margin was already recorded in the prior period. A negative amount shown in this category represents the arithmetic opposite of a gain recognized in the period in which the commodities were delivered; an equal positive amount is reflected in the realized revenue or margin for delivered commodities. A positive amount shown in this category represents the arithmetic opposite of a loss recognized in the period in which the commodities were delivered; an equal negative amount is reflected in the realized revenue or margin for delivered commodities.

Megawatt (MW)	One million watts.

Megawatt-hour (MWh)	A unit of energy equivalent to 1,000 kilowatt-hours.

Native Load	Retail and wholesale sales supplied under traditional cost-based rate regulation.

Off-System Sales	Sales of electricity from generation owned or contracted by the company that is over and above the amount required to serve retail customers and traditional wholesale contracts.

Power Supply Adjustor (“PSA”)	Power supply adjustor provides for recovery or refund of variations in actual fuel and purchased power costs compared with the amount included in base retail rates (currently $0.0325 per kWh) subject to certain specified parameters.

Purchased Power — Firm Load	Power purchased from wholesale market sources used to serve regulated retail demand and traditional wholesale contracts. Measured in gigawatt-hours.

Purchased Power — Marketing and Trading	Power purchased from wholesale market sources used to serve marketing and trading sales not served by company-owned generation. Measured in gigawatt-hours.

Realized and Mark-to-Market Components	Marketing and trading gross margin, before income taxes, for off-system sales and for sales and purchases of electricity and other commodities by the company in the wholesale market, summarized by the period of delivery and whether the margin is realized or mark-to-market. Realized margins relate to commodities that have been delivered. Mark-to-market margins relate to commodities that have delivery dates in future periods.

Retail Customer Growth	Percentage growth over the prior year in the number of retail customers.

Retail Electricity Usage	Total retail sales for a period divided by the average retail customers for the same period. Measured in kilowatt-hours per average customer.

Retail Load Hedge Management	Wholesale sales to liquidate electricity purchases originally intended to meet firm load during peak times, which purchases were not needed ultimately for firm load. These sales are made to other electric companies, power marketers, or public entities for the purpose of resale. Measured in gigawatt-hours.

Retail Sales	Sales of electricity made directly to retail customers or ultimate customers. Residential retail sales are sales to households. Business retail sales include commercial, industrial, irrigation, and streetlighting sales. Measured in gigawatt-hours.

System Peak Demand	The demand for electricity during the one hour of highest use each month. Measured in megawatts.

Traditional Contracts	Wholesale sales resulting from unique cost-based, long-term contracts held by the company with various entities for the supply of electricity at agreed-upon prices.

Weather Normalized	Adjusted to exclude the effects of abnormal weather patterns.

Wholesale Sales of Electricity	All wholesale sales of electricity not accounted for in sales under traditional contracts or retail load hedge management. These sales are made to other electric companies, power marketers, or public entities for the purpose of resale. Measured in gigawatt-hours.